UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023, Dollar Tree, Inc. (the “Company”) appointed Aditya Maheshwari, age 49, as Senior Vice President and Chief Accounting Officer of the Company. Mr. Maheshwari replaces Kathleen E. Mallas, who resigned as the Company’s principal accounting officer in May 2023.

Since 2019, Mr. Maheshwari has served as Chief Accounting Officer, Corporate Controller, Treasurer and Senior Vice President-Finance, of Under Armour, Inc., a leading apparel company that develops, markets and distributes performance apparel, footwear and accessories for men, women and youth. Previously, Mr. Maheshwari served as Chief Accounting Officer and Senior Vice President-Finance of OpenText Corporation from 2016 to 2019. Mr. Maheshwari is a Chartered Professional Accountant (Ontario, Canada), Certified Public Accountant (Colorado, United States of America) and Chartered Accountant (India).

Mr. Maheshwari will receive an annual base salary of $460,000, subject to annual adjustment. Mr. Maheshwari will also be eligible for an annual cash incentive bonus under the Company’s management incentive compensation plan, based on performance criteria established by the Compensation Committee of the Company’s Board of Directors. Mr. Maheshwari’s target annual cash incentive bonus is 50% of his base salary. For fiscal 2023, the amount paid to Mr. Maheshwari will be prorated based on the length of his service during the fiscal year. Beginning in fiscal 2024, Mr. Maheshwari will also be eligible to receive an annual long-term equity incentive award commensurate with awards granted to other senior vice presidents of the Company.

In connection with Mr. Maheshwari joining the Company, he is entitled to receive a one-time cash bonus payable in two installments, as well as certain sign-on equity grants, a portion of which will vest in three equal installments on each anniversary date of the grant and a portion of which will be based on the Company achieving performance criteria over a three-year period. Mr. Maheshwari will also be eligible to participate in all employee benefit plans and programs generally available to the Company’s associates and officers, including the Company’s medical plans, deferred compensation plan, the 401(k) plan and certain relocation benefits from the Company.

Mr. Maheshwari does not have an employment contract with the Company, and his employment will be on an at-will basis. In connection with his employment, Mr. Maheshwari and the Company will enter into an executive agreement containing certain restrictive covenants and providing for salary continuation benefits payable upon certain terminations of Mr. Maheshwari’s employment with the Company.

There are no transactions between Mr. Maheshwari or any member of his immediate family and the Company, or any of its subsidiaries, that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. In addition, there are no family relationships between Mr. Maheshwari and any current director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: September 5, 2023	By:	/s/ Jeffrey A. Davis
Jeffrey A. Davis
Chief Financial Officer